Exhibit 99.1

Guidance Software Announces Engineering Management Changes

PASADENA, Calif. (November 16, 2015) — Guidance Software, Inc., makers of EnCase®, the gold standard for digital investigations and endpoint data security, today announced that Ken Basore, newly appointed senior vice president of product engineering, will be assuming all day-to-day engineering and product development responsibilities from the company’s founder, Shawn McCreight. Mr. McCreight will focus on invention and next-generation technology and will continue as the chairman of the board.

“We have great products, great customers and most importantly, great people here at Guidance,” said Patrick Dennis, president and CEO of Guidance Software. “Ken is a strong engineering leader and I’m confident in his ability to deliver new products that match our customers’ needs and drive product revenue growth.”

Mr. Basore joined Guidance Software in 2000 and has overseen research and development since 2004. Most recently, he served as Guidance’s chief information officer in charge of information security, IT operations, internal infrastructure, and the company’s software-as-a-service (SaaS) environment. During his tenure at Guidance, Basore has also led the technical support, training, operations, and professional services teams, as well as providing oversight to the Forensic Business Unit.

“Ken has been my right hand for 15 years and I’m proud of what we have accomplished,” said Mr. McCreight, “This leadership change is an important next step in our evolution. Our customers, engineering staff and partners are in good hands.”

“The foundation of Guidance Software’s success is due to Shawn’s inventions and technology vision,” said Mr. Dennis. “Shawn and Ken have had a lot of success over the years and I’m very optimistic about our future.”

About Guidance Software

Guidance (NASDAQ: GUID) exists to turn chaos and the unknown into order and the known—so that companies and their customers can go about their daily lives as usual without worry or disruption,

knowing their most valuable information is safe and secure. Makers of EnCase®, the gold standard in digital investigations and endpoint data security, Guidance provides a mission-critical foundation of applications that have been deployed on an estimated 25 million endpoints and work in concert with other leading enterprise technologies from companies such as Cisco, Intel, Box, Dropbox, Blue Coat Systems, and LogRhythm. Our field-tested and court-proven solutions are used with confidence by more than 70 of the Fortune 100 and hundreds of agencies worldwide.

Guidance Software®, EnCase®, EnScript®, EnCE™, EnCEP™, Linked Review™, EnPoint™ and Tableau™ are trademarks owned by Guidance Software and may not be used without prior written permission. All other trademarks and copyrights are the property of their respective owners.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations. There can be no assurance that demand for Guidance Software’s products will continue at current or greater levels, that new products will be successful, or that the Company will continue to grow revenues, or be profitable. There are also risks that Guidance Software’s pursuit of providing network security and e-discovery technology might not be successful, or that if successful, it will not materially enhance Guidance Software’s financial performance; that the Company could fail to retain key employees; that changes in customer requirements and other general economic and political uncertainties could impact Guidance Software’s relationship with its customers; and that delays in product development, competitive pressures or technical difficulties could impact timely delivery of next-generation products; and other risks and uncertainties that are described from time to time in Guidance Software’s periodic reports and registration statements filed with the Securities and Exchange Commission. The Company specifically disclaims any responsibility for updating these forward-looking statements.

Guidance Software
Cynthia Siemens

626-463-7813
newsroom@guid.com

or

Ross Levanto/Davida Dinerman
781-684-0770
guidance@mslgroup.com

GUID-F

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